Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of XL Group Plc on Form S-3 (File No. 333-155777), Form S-8 (File No. 333-161124), Form S-8 (File No. 333-161122), Form S-8 (File No. 333-89568), Form S-8 (File No. 333-81451), Form S-8 (File No. 333-46250) and Form S-8 (File No. 333-62137) of our report dated February 25, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
February 25, 2011